EX-99.77Q1 OTHR EXHB
SUB-ITEM 77Q1(a): AMENDMENT TO DECLARATION OF TRUST

LoCorr Investment Trust Amendment No. 2 and No. 3 to Agreement and Declaration of
Trust dated April 15, 2013 and December 19, 2013, respectively, is incorporated herein by reference to Exhibit 99(A) (III) to Post-Effective Amendment No. 11 to the Trust's
registration statement on Form N-1A, filed on December 26, 2013, SEC Accession
Number 0000894189-13-007004 (File No. 811-22509).